Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT: Tom Ryan Investor Relations Advisor ph: 203.682.8200 fax: 203.682.8201	Mark L. Yoseloff, Ph.D., Chairman and CEO Richard Baldwin, Sr. Vice, President, CFO ph: 702.897.7150 fax: 702.270.5161

SHUFFLE MASTER, INC. ANNOUNCES INTENT TO ACQUIRE

STARGAMES LIMITED

Transaction will expand the company’s Australasian presence

and provide global platform for company’s proprietary Entertainment Products

LAS VEGAS . . . November 14, 2005 . . . Shuffle Master, Inc. (NASDAQ National Market: SHFL) announced today that it, through a wholly owned indirect Australian subsidiary, has submitted formal offer documents to the Australian Securities and Investment Commission outlining its intent to purchase all of the outstanding shares of Stargames Limited for $1.55 AU ($1.14US) per share. The transaction, which is subject to Stargames’ shareholder acceptance, regulatory approval and the satisfaction of certain other conditions, is expected to close during the first quarter of 2006. The purchase price is approximately $108 million US.  The transaction is anticipated to be modestly accretive immediately, both from an operating cash flow and earnings per share perspective, with larger gains expected starting in the second full combined year.  Details of the offer will be filed by Shuffle Master as an 8K.

Stargames is based in Sydney, Australia and develops, manufactures and distributes a wide range of innovative electronic entertainment gaming products to worldwide markets. Its product offerings include Rapid Table Games™, Vegas Star® Multi-Terminal Gaming Machines, and a broad line of traditional video slot machines designed most specifically for the Australian and Asian gaming markets.  The Rapid series of games, which Shuffle Master already distributes in the Americas and the Caribbean, combines a live dealer with multi-terminal electronic wagering.  Current offerings include Rapid Roulette®, Rapid Sic-Bo® and Rapid Big Wheel®.  Vegas Star® Multi-Terminal Gaming Machines feature animated dealers and a selection of public domain table games. The Vegas Star® Nova line utilizes Stargames existing slot cabinet to extend the number of wagering terminals for a Vegas Star game, while minimizing the footprint required on the gaming floor. Stargames, with approximately 190 employees including 80 in design and development, generated $48 million US in profitable gaming revenues in its fiscal year ended June 30, 2005.

“We look forward to Stargames joining the Shuffle Master family,” stated Mark Yoseloff, Ph.D., Chairman of the Board and Chief Executive Officer. “The marriage of their innovative multi-terminal products with our branded content will provide significant synergies, and their experienced management team and talented employees will superbly position our company to compete even more effectively in the fast-growing Australasian region. Their Rapid line of products is the clear industry leader in the region, and the Vegas Star system, combined with our Table Master system, will provide us with a globally approved platform for our proprietary content. All in all, we will now have the broadest line of Entertainment Products of any gaming supply company in the world. We look forward to completing this acquisition and a very smooth integration process, given how complementary our two companies are.”

The Chief Executive Officer of Stargames, John Rouse, added: “we are pleased to have received the offer from Shuffle Master and the Board of Directors of Stargames has unanimously recommended this offer to Stargames’ shareholders. Stargames has outstanding technology and products, and has grown to become a world leader in multi-terminal gaming machine development. However, the Stargames Board has recognised that Stargames international growth opportunities will be able to be achieved more quickly, and with greater certainty, if Stargames were part of a larger international gaming group such as Shuffle Master. Indeed, the potential synergies with Shuffle Master are significant and we are confident that Stargames will be an important contributor to Shuffle Master’s future success.”

Stargames’ announcement in relation to this transaction is attached as the Appendix to this announcement.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, intelligent table systems, and roulette chip sorters, to improve their profitability, productivity and security, and Entertainment Products, including proprietary table games and Table Master ™ games to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

Stargames designs, manufactures and markets Stargames eStar ® video gaming machines and Vegas Star ® multi-terminal gaming machine products. Stargames, in a joint venture with Crown Limited, develops Rapid Table Games ™  including Rapid Roulette ®. Stargames markets these products to Australian gaming venues and, through its international distributors, to gaming venues around the world. Stargames also develops gaming products for other gaming entertainment applications.  Stargames is licensed in Australia and New Zealand to manufacture and market gaming products incorporating games developed by WMS Gaming Inc, Waukegan, Illinois, USA. Information about the Company and its products can be found on the Internet at www.stargames.com.au.

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This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company’s existing products and new products as introduced; advances by competitors; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs; changes in the Company’s business systems or in technologies affecting the Company’s products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors; results from current and/or future litigation or claims; tax matters, including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company’s intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction’s regulatory scheme or approach, etc.) involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company’s casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company’s ability to meet its debt service obligations, including the Notes, and to refinance its indebtedness, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company’s control; and various risks related to the Company’s customers’ operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company’s results from such operations. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K.

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Appendix

Stargames Limited
ABN 54 003 190 501
Head Office
1 Sheridan Close, Milperra NSW 2214, Australia
P 61 2 9773 0299 F 61 2 9773 0828

www.stargames.com.au

All correspondance

PO Box 4516, Milperra NSW 1891, Australia

15 November 2005

RECOMMENDED TAKEOVER OFFER BY SHUFFLE MASTER FOR STARGAMES

The Board of Directors of Stargames Limited (“Stargames”) today announced that the company had reached an agreement with US gaming company, Shuffle Master, Inc. (“SMI”), in relation to an off-market takeover offer by SMI, through the company’s wholly owned, indirect subsidiary, Shuffle Master Australasia Pty Ltd (“Shuffle Master”) for 100% of the outstanding shares of Stargames at $1.55 cash per share.

The Shuffle Master Offer has the full support of Stargames’ Directors who intend to recommend that Stargames shareholders ACCEPT the Offer, in the absence of a superior offer.  All of the Stargames Directors who own Stargames Shares have indicated that they intend to ACCEPT the Offer within seven (7) days in respect of their own shareholdings.  Combined, the Directors of Stargames hold approximately 13% of the issued share capital of Stargames.

SMI has also entered into a call option agreement with CVC Limited and CVC Communication and Technology Pty Limited, in relation to approximately 17.8% of the issued share capital of Stargames.

A copy of SMI’s announcement in relation to this transaction is attached as Appendix 4.

THE SHUFFLE MASTER OFFER

Shuffle Master is offering Stargames shareholders A$1.55 cash for each ordinary share, valuing Stargames at approximately A$150 million on a fully diluted basis.

The Offer of $1.55 cash per Stargames share represents:

•                                a 19.2% premium to the Stargames share price on 11 November, the last trading day immediately prior to Shuffle Master announcing the Offer;

•                                a 18.9% premium to the volume weighted price of Stargames shares for the three months to 11 November; and

•                                a 31.6% premium to the volume weighted price of Stargames shares for the six months to 11 November.

The Offer is subject to a number of conditions including gaming and other regulatory approvals, consents or waivers; a minimum acceptance condition of 90%; and various other conditions.  These conditions are outlined in Appendix 2.

STARGAMES BOARD RECOMMENDATION

The Stargames Board considers acceptance of the Offer to be in the best interests of Stargames’ shareholders.  Consequently, the Board intends to unanimously recommend that Stargames shareholders ACCEPT the Shuffle Master Offer, in the absence of a superior offer.  In reaching their conclusion, the Stargames Directors have had regard to the following:

•                                the Shuffle Master Offer represents a material premium to Stargames recent trading price;

•                                the Shuffle Master Offer represents an attractive multiple of 25x 2005 reported net profit, which compares favourably with Stargames small cap peer group; and

•                                the Shuffle Master Offer provides all shareholders with the opportunity to realise their investment in Stargames at a premium to market.

The Chairman of Stargames, John Messara, said today that:

“We are pleased to have received an offer from Shuffle Master which is capable of being put to shareholders and which will give them an opportunity to realise their investment in Stargames at a material premium”.

“Stargames has achieved a great deal in its six year history and for that, the company, its employees and shareholders should feel proud.  However, over the past year the Board has recognised that Stargames international growth opportunities will be able to be achieved more quickly, and with greater certainty, if Stargames was part of a larger international gaming group.”

“After all of these years of involvement with Stargames, it is with mixed emotion that we recommend shareholders realise their investment.  However, we believe that the certainty of cash today at a premium to market is in the best interests of all Stargames’ shareholders.”

Mark Yoseloff, Ph.D., Chairman and Chief Executive Officer of SMI, stated:

“We look forward to Stargames joining the Shuffle Master family.  The marriage of their innovative multi-terminal products with our branded content will provide significant synergies, and their experienced management team and talented employees will superbly position our company to compete even more effectively in the fast-growing Australasian region.”

“Stargames Rapid line of products is the clear industry leader in the region, and the Vegas Star system, combined with our Table Master system, will provide us with a globally approved platform for our proprietary content. All in all, we will now have the broadest line of Entertainment Products of any gaming supply company in the world. We look forward to completing this acquisition and a very smooth integration process, given how complementary our two companies are.”

EXCLUSIVITY AND BREAK FEES

As a result of Stargames’ agreement with SMI, Stargames has agreed not to directly or indirectly solicit, initiate or encourage any person to make a competing takeover bid for the company for a period of 120 days.  Stargames has also agreed, subject to standard fiduciary duty carve-outs, that during this period the company will not participate in discussions with, or provide any information to, any other person in relation to a competing takeover bid.  Stargames has also agreed to a break fee of A$1.536 million.

Detailed descriptions of the terms of the exclusivity and break fee arrangements are included in Appendix 3.

INDICATIVE TIMETABLE

The Offer Period must remain open for a minimum of one month.

The Directors will formally outline their recommendation and views in Stargames’ Target’s Statement which, along with Shuffle Master’s Bidder’s Statement, will be lodged with ASIC today.  It is envisaged that shareholders will be sent both the Shuffle Master Bidder’s Statement and the Stargames Target’s Statement together within the next week.  Stargames shareholders should wait until they receive and consider those documents before making any decision or taking any action.

Stargames is being advised by Gresham Advisory Partners Limited as financial adviser and Deacon’s as legal adviser.

Contact details:

John Messara	John Rouse
Chairman	Chief Executive Officer
Ph: (02) 9223 8277	Ph: (02) 8707 6318

APPENDIX 1:  BACKGROUND INFORMATION

STARGAMES LIMITED

Stargames designs, manufactures and markets Stargames eStar® video gaming machines and Vegas Star® multi-terminal gaming machine products. Stargames, in a joint venture with Crown Limited, develops Rapid Table Games™ including Rapid Roulette®. Stargames markets these products to Australian gaming venues and, through its international distributors, to gaming venues around the world. Stargames also develops gaming products for other gaming entertainment applications.  Stargames is licensed in Australia and New Zealand to manufacture and market gaming products incorporating games developed by WMS Gaming Inc, Waukegan, Illinois, USA. Additional information about the Company and its products can be found on the Internet at www.stargames.com.au.

SHUFFLE MASTER INC

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, intelligent table systems, and roulette chip sorters, to improve their profitability, productivity and security, and Entertainment Products, including proprietary table games and Table Master™ games to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Additional information about the Company and its products can be found on the Internet at www.shufflemaster.com.

APPENDIX 2:  TAKEOVER CONDITIONS

The offer will be subject only to conditions substantially on the terms set out below.

(a)                  Regulatory approvals

Before the end of the offer period, all approvals, consents or waivers that are required by law, or by any public authority, as are necessary to permit the offer to be lawfully made to and accepted by Stargames shareholders and the nominees of SMI to be appointed to the board of Stargames and any subsidiary of Stargames are granted, given, made or obtained on a basis which is unconditional (except for any procedural filing requirements), remain in full force and effect in all respects, and do not become subject to any notice, intimation or indication of intention to revoke, suspend, restrict, modify or not renew the same.

(b)                  Minimum acceptance condition

That at the end of the offer period, Shuffle Master and its associates have a relevant interest in at least 90% (by number) of the Stargames shares in the bid class.

(c)                  No prescribed occurrences

That none of the following events occurs during the period beginning on the date the Bidder’s Statement is given to Stargames and ending at the end of the offer period:

(1)                          Stargames converts all or any of its shares into a larger or smaller number of shares;

(2)                          Stargames or a subsidiary of Stargames resolves to reduce its share capital in any way;

(3)                          Stargames or a subsidiary of Stargames:

(A)                      enters into a buy-back agreement; or

(B)                        resolves to approve the terms of a buy-back agreement under section 257C(1) or 257D(1) of the Corporations Act;

(4)                          Stargames or a subsidiary of Stargames issues shares (other than shares issued as the result of the exercise of options) or grants an option over its shares, or agrees to make such an issue or grant such an option other than the issue of 750,000 options to the managing director if approved by a resolution of members at the annual general meeting to be held in November 2005 or any adjournment of that meeting;

(5)                          Stargames or a subsidiary of Stargames issues, or agrees to issue, convertible notes;

(6)                          Stargames or a subsidiary of Stargames disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

(7)                          Stargames or a subsidiary of Stargames charges, or agrees to charge, the whole, or a substantial part, of its business or property;

(8)                          Stargames or a subsidiary of Stargames resolves to be wound up;

(9)                          the appointment of a liquidator or provisional liquidator of Stargames or of a subsidiary of Stargames;

(10)                    a court makes an order for the winding up of Stargames or of a subsidiary of Stargames;

(11)                    an administrator of Stargames, or of a subsidiary of Stargames, is appointed under section 436A, 436B or 436C of the Corporations Act;

(12)                    Stargames or a subsidiary of Stargames executes a deed of company arrangement; or

(13)                    a receiver, or a receiver and manager, is appointed in relation to the whole, or a substantial part, of the property of Stargames or of a subsidiary of Stargames.

(d)                  No prescribed occurrences between announcement and service

That none of the events referred to in sub-paragraph 2(c)(1) to (c)(13) of this Appendix 2 happens in relation to Stargames during the period beginning on 15 November 2005 (“Announcement Date”) and ending at the end of the day before the Bidder’s Statement is given to Stargames.

(e)                  No action by Public Authority adversely affecting the Takeover Bid

That during the period commending on the Announcement Date and ending at the end of the offer period (“Condition Period”):

(1)                          there is not in effect any preliminary or final decision, order or decree issued by a public authority;

(2)                          no action or investigation is instituted, or threatened by any public authority; or

(3)                          no application is made to any public authority (other than an application by SMI or any company within the SMI Group, an application under section 657G of the Corporations Act, or an application commenced by a person specified in section 659B of the Corporations Act in relation to the takeover bid), in consequence of, or in conjunction with, the takeover bid (other than an application to, or a decision or order of, ASIC or the Takeovers Panel in exercise of the powers and discretions conferred by the Corporations Act), which restrains or prohibits or threatens to restrain or prohibit, or may otherwise materially adversely impact upon, the making of the takeover bid or the objectives of the takeover bid (including without limitation the appointment of SMI nominees to the board of Stargames and any subsidiary of Stargames) or seeks to require the divestiture by Shuffle Master of any Stargames shares, or the divestiture of any assets by any company within the Stargames Group or the SMI Group.

(f)                    No material acquisitions, disposals, etc.

Except for any proposed transaction publicly announced by Stargames before the Announcement Date and any transaction undertaken by Stargames in its ordinary course of business, none of the following events occur during the period from that date to the end of the offer period:

(1)                          Stargames, or any subsidiary of Stargames, acquires, offers to acquire or agrees to acquire (other than components to be used in the manufacture of Stargames’ goods)  one or more companies or assets (or an interest in one or more companies or assets) for an amount in aggregate greater than $200,000 or makes an announcement in relation to such an acquisition;

(2)                          Stargames, or any subsidiary of Stargames, disposes, offers to dispose or agrees to dispose of (other than goods manufactured and sold by Stargames in the ordinary course of business) one or more companies or assets (or an interest in one or more companies or assets) for an amount in aggregate greater than $200,000 or makes an announcement in relation to such a disposal;

(3)                          Stargames, or any subsidiary of Stargames, enters into, offers to enter into or announces that it proposes to enter into any joint venture or partnership, involving a commitment of greater than $200,000 or makes an announcement in relation to such a commitment; or

(4)                          Stargames, or any subsidiary of Stargames, incurs or commits to, or grants to another person a right the exercise of which would involve a member of the Stargames Group incurring or committing to any capital expenditure or other liability of any nature (whether conditional or otherwise) in respect of one or more related items of greater than $200,000 or makes an announcement in relation to such a commitment.

(g)                 Conduct of Target’s business

That, during the Condition Period, none of Stargames, or (except in relation to (g)(1) or (g)(2)) any body corporate which is or becomes a subsidiary of Stargames, without the written consent of Shuffle Master:

(1)                          declares, or distributes any dividend, bonus or other share of its profits or assets;

(2)                          makes any change in its constitution;

(3)                          borrows or agrees to borrow any money (except for temporary borrowing from its bankers in the ordinary course of business) in an amount exceeding $50,000;

(4)                          releases, discharges or modifies any obligation owed to it of a value exceeding $50,000 or agrees to do so (other than in the ordinary course of business by extending the time for payment under terms for sale);

(5)                          enters or agrees to enter into any contract of service or varies or agrees to vary any existing contract of service with any director or manager, or pays (other than pursuant to the terms existing as at the date of this announcement of a contract of service) or agrees to pay any retirement benefit or allowance to any director, manager, or make or agree to make any substantial change in the basis or amount of remuneration of any director or manager  (other than in each case as required by law or provided under any superannuation, provident or retirement scheme as in effect on the Announcement Date) to the extent that any of these matters (or any combination of these matters) would give rise to a liability of Stargames of an amount exceeding $100,000;

(6)                          conducts its business otherwise than substantially in the ordinary course (although the Stargames may take such action as is required in connection with the takeover bid);

(7)                          has commenced or threatened against it any material claims or proceedings in any court or tribunal (including, but not limited to, a petition for winding up or an application for appointment of a receiver or receiver and manager);

(8)                          becomes subject to investigation under the Australian Securities and Investments Commission Act 2001 (Cth) or any corresponding legislation (other than in connection with the Takeover Bid).

(h)                 No force majeure event

That during the Condition Period no act of war (whether declared or not) or terrorism, mobilisation of armed forces, civil commotion or labour disturbance, fire or natural disaster, or other event beyond the control of Stargames or the relevant subsidiary occurs which has or is likely to have a materially adverse effect on the assets, liabilities, financial position, performance, profitability or prospects of Stargames and its subsidiaries taken as a whole.

(i)                    No material adverse change in Target

That during the Condition Period no change, event or failure to act occurs, is discovered, becomes probable or imminent or becomes public which has or could reasonably be expected to have a material adverse effect on the assets, liabilities, financial position, performance, profitability or prospects of Stargames and its subsidiaries taken as a whole, from that as at the Announcement Date (including without limitation any revocation or non-renewal of any licence, consent, or approval or permit of a public authority in relation to Stargames, any subsidiary of Stargames, any business of any of them or any officer or employee of any of them).

(j)                    No material adverse change in Bidder

That during the Condition Period no change occurs, is discovered, becomes probable or imminent or becomes public which has or could reasonably be expected to have a material adverse effect on the assets, liabilities, financial position, performance, profitability or prospects of SMI and its subsidiaries taken as a whole, from that as at the Announcement Date (excluding any change that may arise as a consequence of the announcement or consummation of the offer or the financing for the offer, or that is within the sole control of, or as a direct result of action by, SMI or its associates).

(k)                Decline in ASX indices

That, at close of trading on the ASX on any five consecutive trading days during the Condition Period the All Ordinaries Index of ASX is at a level that is not 15% or more below the level of the index at the close of trading on 14 November 2005.

(l)                    Decline in NASDAQ indices

That, at close of trading on NASDAQ on any five consecutive trading days during the Condition Period the NASDAQ Composite Index is at a level that is not 15% or more below the level of the index at the close of trading on 11 November 2005.

APPENDIX 3:  EXCLUSIVITY AND BREAK FEES

Stargames entered into a Pre-Bid Agreement with SMI on 15 November 2005, which, among other things, has the effect of restricting Stargames, its employees and officers directly or indirectly soliciting, initiating, encouraging or participating in discussions with, or providing any information to, any other person in relation to another takeover bid for a period ending on the earlier of the last day of the Offer Period and 120 days from the date of the Pre-Bid Agreement.  However, this undertaking does not prevent Stargames from participating in discussions with or providing any information to any other person if the Directors determine in good faith in reliance on legal advice that it is necessary to do so to comply with their duties as Directors of Stargames.

Stargames has also agreed to pay A$1.536 million of the costs of SMI if:

•                                         any Director withdraws their recommendation of the Offer;

•                                         any Director makes a recommendation in favour of a competing takeover bid;

•                                         a competing takeover bid is made which results in the offeror acquiring a relevant interest in more than 50% of the shares in the company; or

•                                         SMI does not acquire a relevant interest in at least 90% of the shares in the company by the end of the Offer Period (subject to certain exceptions).

The exclusivity and break fee arrangements were required by SMI and the Stargames Board considered the arrangements acceptable to ensure that this Offer was made to Shareholders.